U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                        FORM 8-K


                                      CURRENT REPORT

                            PURSUANT TO SECTION 13 OR 15(d) OF THE
                               SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 20, 2006

                                      WORLD AM, INC.
                    (Exact Name of Company as Specified in Its Charter)

          Nevada                     0-30639                     90-0142757
(State or Other Jurisdiction  (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                    Identification No.)

4040 MacArthur Boulevard, Suite 240, Newport Beach, California     92660
         (Address of Principal Executive Offices)                (Zip Code)

         Company's telephone number, including area code:  (949) 955-5355

                      _______________________________________
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On March 20, 2006, the Company appointed James R. Largent, a director of the Company, as its Secretary. Mr. Largent, age 56, has more than 33 years' experience in the medical device and pharmaceutical industries. Since 2002, he has served as a medical device and pharmaceutical consultant with assignments in the strategic planning, business development and Medicare reimbursement areas. Mr. Largent worked for a total of 28 years for Allergan, Inc., an Irvine, California based company that develops and commercializes pharmaceutical and device products for the ophthalmic, dermatological, neurological and other markets. During his tenure at Allergan, Mr. Largent held positions of increasing responsibility in marketing, corporate development and general management. From 1996 to 2002 he served as Vice President, Strategic Planning for this firm, being responsible for corporate strategic planning and business development projects. Mr. Largent received a B.A. degree in chemistry in 1972 and a M.S. Administration (Business) in 1977 from the University of California, Irvine.

     Mr. Largent does not have an employment agreement with the Company.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-B.

                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       World Am, Inc.



Dated: March 22, 2006                  By: /s/ Robert A. Hovee
                                       Robert A. Hovee,
                                       Chief Executive Officer